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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectuses of U.S. Bancorp (the "Company") for the registration of debt securities, preferred stock, depositary shares, warrants to purchase debt and capital securities and to the incorporation by reference therein of our reports (a) dated January 9, 1997, with respect to the consolidated financial statements of First Bank System, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, and (b) dated January 9, 1997 (except for the consolidation of First Bank System, Inc. and the former U.S. Bancorp as to which the date is August 1,
1997), with respect to the supplemental consolidated financial statements of the Company included in its Current Report on Form 8-K filed October 1, 1997, both filed with the Securities and Exchange Commission.

                                    /S/ ERNST & YOUNG LLP

Minneapolis, Minnesota
February 10, 1998